Exhibit 10.21




                LOAN AND STOCK PURCHASE AGREEMENT

          THIS LOAN AND STOCK PURCHASE AGREEMENT (as amended, supplemented or modified from time to time, this "Loan Agreement") is dated as of December 2, 1994 and is between LAWRENCE E. WEBB, JR. (the "Borrower"), and STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the "Company").

          The Borrower proposes to purchase shares of the common stock of the Company and desires to borrow an amount to finance the purchase of 30,000 shares. The Company is willing to lend such amount to the Borrower on the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

                            ARTICLE I
                            THE LOAN

          Section 1.1. Commitment to Make Loans. The Company agrees, on the terms and conditions set forth in this Loan Agreement, to make a non-recourse loan (the "Loan") to the Borrower on or prior to December 10, 1994 in an aggregate principal amount equal to the fair market value (as determined under the Stanley Furniture Company, Inc. Executive Loan Plan) (the "Fair Market Value") of 30,000 shares of Company Common Stock, $.02 par value ("Common Stock"). The loan shall be evidenced by, and repayable with interest in accordance with, a single non-recourse promissory note substantially in the form of Exhibit A hereto and appropriately completed (the "Note").

          Section 1.2. Non-Recourse Liability. The Company shall have no recourse against the Borrower on account of the Loan, and the Borrower shall have no personal liability with respect to any obligation hereunder or with respect to the representations and warranties contained herein. The Company shall have no recourse against the Borrower and the Borrower shall have no obligation to make any payment on the Loan except to the extent of the Company's rights under the Loan Agreement or as provided in the Note.

                           ARTICLE II
              FORGIVENESS OF PRINCIPAL AND INTEREST

          Section 2.1.   Continuation of Employment.  If the
Borrower is employed by the Company on a Payment Date (as defined below), the Company shall forgive the payment of all accrued principal and interest due under the terms of the Note on that Payment Date. For purposes of this Loan Agreement, the last day of December in 1994, 1995, 1996, 1997, and 1998 shall each be a Payment Date. January 2, 1999 is not a Payment Date.

          Section 2.2.   Disability.

          (a) If the Borrower becomes Disabled before January 1, 1999 and is employed by the Company immediately before he becomes Disabled, the Company shall forgive the payment of all principal and interest due on any future Payment Date. The Borrower shall remain liable for payment of any principal due on the Note that is not payable on a Payment Date.

          (b) For purposes of this Loan Agreement, "Disabled" means a physical or mental condition that prevents the Borrower from performing his customary duties with the Company. The Company shall determine whether the Borrower is Disabled on the basis of competent medical evidence, and such determination shall be conclusive.

          Section 2.3.   Death.  If the Borrower dies while
employed by the Company, the Note shall become payable in full according to its terms.

          Section 2.4. Change of Control. If the Borrower is employed by the Company when a Change of Control occurs, the Company shall forgive any remaining principal and interest due on the Note and shall promptly issue to the Borrower shares of Common Stock as provided in Article III. For purposes of this Loan Agreement, Change of Control shall have the same meaning as in the Stanley Furniture Company, Inc. 1994 Stock Option Plan.

          Section 2.5.   Termination of Employment.  If the
Borrower terminates employment with the Company other than as provided in Sections 2.2 or 2.3, the Company shall not forgive any further amounts of principal or interest on the Loan and all payments shall be due and payable as provided in the Note.

          Section 2.6. Tax Due on Forgiveness. If the Company forgives any principal or interest on the Loan under Sections 2.1, 2.2, or 2.4, the Company shall make an additional payment to the Borrower to compensate the Borrower for any federal and state income taxes that may be payable by the Borrower due to the forgiveness of the Loan or due to the payment under this Section 2.6.

                           ARTICLE III
                        ISSUANCE OF STOCK

          Section 3.1. Issuance of Stock. On January 2, 1999, or if sooner upon forgiveness and/or payment of the Note in full, the Company shall issue 30,000 shares of Common Stock, subject to adjustment pursuant to Section 3.2 and Section 3.3.

          Section 3.2. Adjustment for Changes in Capital Structure. (a) In case the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares issuable pursuant to Section 3.1 prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares issuable pursuant to Section 3.1 prior to such combination shall be proportionately decreased.

            (b) If any capital reorganization or reclassification of the capital stock of the Company, or any partial or total liquidation or dissolution or reduction in capital, capital surplus or paid in capital, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (other than cash) with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby Borrower shall have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable pursuant to Section 3.1, such shares of stock, securities or assets (other than cash) as would be issued or paid with respect to or in exchange for a number of outstanding shares of Common Stock issuable pursuant to Section 3.1 immediately theretofore (subject to the obligation to repay the Note pursuant to the terms hereof). In any such case appropriate provisions shall be made with respect to the rights and interests of Borrower to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (other than cash) thereafter issuable pursuant to Section 3.1.

          Section 3.3. Adjustment in the Event of Default. Upon a Payment Default (as defined in Section 5.1(b)), the shares of Common Stock to be issued pursuant to Section 3.1 shall be reduced by the number equal to the amount of the Payment Default divided by the Fair Market Value of a share of Common Stock on the date the defaulted payment was due.

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants as follows:

          Section 4.1. Binding Effect. This Loan Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                            ARTICLE V
                    DISTRIBUTIONS AND DEFAULT

          Section 5.1. Distributions. (a) So long as no Event of Default shall have occurred and be continuing, an amount equal to the amount of cash dividends with respect to the number of Shares issuable pursuant to Section 3.1 at the time of such dividend shall be treated as a prepayment of the portion of the Loan that is due on January 2, 1999. The following items shall be treated as a prepayment of the Loan:

                    (A) an amount equal to the amount of dividends and other distributions paid or payable in cash on the number of Shares then issuable pursuant to Section 3.1 at the time of such dividends in connection with a partial or total liquidation or dissolution or with a reduction of capital, capital surplus or paid-in-surplus, and

                    (B) an amount equal to the amount cash paid in redemption of, or in exchange for, the number of Shares then issuable pursuant to Section 3.1.

          (b) For purposes of this Loan Agreement, each of the following events shall be an Event of Default:

               (i) the Borrower shall fail to pay within ten calendar days following the date when due any principal of or interest on the Note unless such principal or interest is forgiven by the Company (a "Payment Default");

               (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in this Loan Agreement (other than those covered by clause (i) above) for 30 days after written notice thereof has been given to the Borrower by the Company; or

               (iii) any representation, warranty, certification or statement made by the Borrower in this Loan Agreement shall prove to have been incorrect in any material respect when made.

                           ARTICLE VI
                          MISCELLANEOUS

          Section 6.1. Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or such other address as such party may hereafter specify for that purpose by notice to the other.

          Section 6.2. No Waivers. No failure or delay by the Company in exercising any right, power or privilege under this Loan Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 6.3. Amendments and Waivers. Any provision of this Loan Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Company.

          Section 6.4. Successors and Assigns. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Loan Agreement is for the benefit of the Company and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Loan Agreement shall not be transferable by the Borrower except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a qualified domestic relations order (as defined in Code section 414(p)) ("QDRO").

          Section 6.5. Governing Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

          Section 6.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Company in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          Section 6.7. Counterparts; Effectiveness. This Loan Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              LAWRENCE E. WEBB, JR.



                              s/Lawrence E. Webb, Jr.


                              STANLEY FURNITURE COMPANY, INC.



                              By s/Albert L. Prillaman
                                 Title:  President

               ___________________________________

                         PROMISSORY NOTE


                         **************

                                   Stanleytown, Virginia


$300,000.00                             Date:  December 2, 1994


     FOR VALUE RECEIVED, the maker, Lawrence E. Webb, Jr., promises to pay to the order of Stanley Furniture Company, Inc. (the "Company"), the principal sum of $300,000.00, together with interest from the date of this note at the rate of 7.60% per annum, compounded semi-annually, pursuant to the Loan And Stock Purchase Agreement dated as of December 2, 1994 between the Borrower and the Company (as the same may be amended from time to time, the "Loan Agreement"), in installments as hereinafter provided. The interest shall be paid in annual installments beginning December 31, 1994
and continuing until this note is fully paid.   The principal shall
be paid in five annual installments of $30,000.00 (totaling one-half of the principal), beginning December 31, 1994 and continuing until December 31, 1998 and one installment of $150,000.00 (equal to one-half of the principal) paid on January 2, 1999. If not sooner paid, the entire indebtedness shall be due and payable on the earlier of January 2, 1999 or 90 days after the death of the Borrower.

     This Note is payable at the corporate office of the Company or at such other place as the Company may designate in writing from time to time.

     The right of prepayment is reserved, in whole or in part, at any time without penalty.

     If any payment due hereunder is not made within ten calendar days following the date on which such payment was due, or if the maker is declared or adjudicated to be bankrupt by a United States Bankruptcy Court, the maker shall be in default hereunder.

     Presentment, demand, protest, and notices of dishonor and of protest are hereby waived by the maker. The maker agrees that he will pay, to the extent permitted by law, all expenses incurred in collecting this obligation, including reasonable attorney's fees, should this obligation or any part thereof not be paid as and when due.

     This Note and the obligations evidenced hereby are without recourse to the Borrower and the Borrower shall have no personal liability with respect hereto and no holder hereof shall have any right to assets of the Borrower except as provided in the Loan Agreement.

     This Note is the Note referred to in the Loan Agreement. Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the waiver of certain payments, and the acceleration of the maturity hereof.

     This note shall be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Virginia.


                              s/Lawrence E. Webb, Jr.
                              Lawrence E. Webb, Jr.